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                                                                    EXHIBIT 21.1

                         TALEO CORPORATION SUBSIDIARIES

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                                              JURISDICTION OF INCORPORATION
           ENTITY NAME                                OR ORGANIZATION

9090-5415 Quebec Inc.                                   Canada
Recruitsoft Pte. Ltd. (Asia Pacific)                    Singapore
Recruitsoft (Canada) Corporation Inc.                   Canada
Recruitsoft (Europe) B.V.                               The Netherlands
Recruitsoft (France) S.A.S.                             France
Recruitsoft (UK) Ltd.                                   United Kingdom
Recruitsoft Australia Pty Limited                       Australia
White Amber, Inc.                                       Delaware, USA
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